EXHIBIT 99.2

RICK’S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements have been prepared to give effect to Rick’s Cabaret International, Inc.'s (“Rick’s”) acquisition of W.K.C., Inc., a Texas corporation (“WKC”).  On April 23, 2007, we completed a transaction with BLP Holdings, LLC, a Texas limited liability company and Brian Paul for the purchase of 100% of the outstanding common stock of WKC (the “Business”), which owns and operates an adult entertainment cabaret known as New Orleans Nights (“New Orleans Nights”) located in Fort Worth, Texas.  Pursuant to the Stock Purchase Agreement, we acquired the Business for a total cash purchase price of $4,900,000.  As part of the transaction, Brian Paul entered a five-year covenant not to compete with us or the Business.  In addition, RCI Holdings, Inc., our wholly owned subsidiary (“RCI”), entered into an Assignment of that certain Real Estate Sales Contract between Thomas Felsenthal and Conrad Schuberth (the “Sellers”) and WKC, for the purchase of the real property located at 7101 Calmont, Fort Worth, Texas 76116 (the “Real Property”) where New Orleans Nights is located for a total purchase price of $2,500,000 which consisted of $100,000 in cash and $2,400,000 payable in a six year Promissory Note to the Sellers which will accrue interest at the rate of 7.25% for the first two years, 8.25% for years three and four and 9.25% thereafter (the “Promissory Note”).  The Promissory Note is secured by a Deed of Trust and Security Agreement.  Further, RCI entered into an Assignment and Assumption of Lease Agreement with Sellers to assume the lease agreement for the Real Property.  We intend to change the name of the Business to Rick’s Cabaret.  The terms and conditions of the transaction were the result of extensive arm’s length negotiations between the parties.

In April 2007, Rick’s issued 675,000 shares of Rick’s common stock for $5,345,500.   The money received from this financing is being used for the acquisition of the club.

The pro forma condensed balance sheet gives effect to the WKC acquisition as if it had occurred on December 31, 2006 combining the balance sheets of Rick’s and WKC as of that date. The pro forma condensed statements of operations for the three months ended December 31, 2006 and for the year ended September 30, 2006 give effect to the acquisition as if it had occurred on October 1, 2005 combining the results of Rick’s for the three months ended December 31, 2006 and the year ended September 30, 2006 with those of WKC for the three months ended December 31, 2006 and for the year ended December 31, 2006.

The pro forma statements of operations for the three months ended December 31, 2006 and for the year ended September 30, 2006 include appropriate adjustments for amortization, interest and other items related to the transaction. The pro forma adjustments are based on preliminary appraisal results, estimates, available information and certain assumptions that management deems appropriate. The pro forma financial information is unaudited and does not purport to represent the results that would have been obtained had the transactions occurred at October 1, 2005, as assumed, nor does it purport to present the results which may be obtained in the future.

RICK'S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2006
(IN THOUSANDS, EXCEPT SHARE INFORMATION)

	Rick's	WKC	Pro Forma Adjustment (A)	Pro Forma Combined

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,463	$-	$345	$1,808
Accounts receivable:
Trade	270	39	(39)	270
Employees	185	61	(61)	185
Marketable securities	7	-	-	7
Inventories	359	36	-	395
Prepaid expense and other current assets	151	-	-	151

Total current assets	2,435	136	245	2,816

Deferred tax assetss	-	86	(86)	-

Property and equipment, net	18,497	512	2,500	21,509
Goodwill and indefinite lived intangibles	11,231	-	4,352	15,583
Definite lived intangibles, net	722	-	100	822
Other	395	-	-	395

Total assets	$33,280	$734	$7,111	$41,125

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Bank overdraft	$-	$23	$(23)	$-
Accounts payable and accrued liabilities	1,826	417	(317)	1,926
Current portion of long-term debt	2,375	-	196	2,571
Line-of-credit	-	1	(1)	-

Total current liabilities	4,201	441	(145)	4,497

Long-term debt less current portion	11,626	-	2,204	13,830
Deferred rent	330	110	(110)	330

Total liabilities	16,157	551	1,949	18,657

COMMITMENTS AND CONTINGENCIES	-	-	-	-

MINORITY INTERESTS	528	-	-	528

TEMPORARY EQUITY - Common stock, subject to put rights (285,000 shares)	1,800	-	-	1,800

STOCKHOLDERS' EQUITY:
Preferred stock, $.10 par, 1,000,000 shares authorized; none outstanding	-	-	-	-
Common stock, $.01 par, 15,000,000 shares authorized; 6,633,045 outstanding	60	251	(245)	66
Additional paid-in capital	16,134	-	5,339	21,473
Accumulated other comprehensive income	(7)	-	-	(7)
Accumulated deficit	(98)	(68)	68	(98)
Less 908,530 shares of common stock held in treasury, at cost	(1,294)	-	-	(1,294)

Total stockholders' equity	14,795	183	5,162	20,140

Total liabilities and stockholders' equity	$33,280	$734	$7,111	$41,125

RICK'S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED DECEMBER 31, 2006
(IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

	Rick's	WKC	Pro Forma Adjustments		Pro Forma Combined

Total revenue	$7,030	$1,012	$-		$8,042

Operating expenses:
Cost of goods sold	891	200	-		1,091
Salaries and wages	2,071	252	-		2,323
Stock compensation	65	-	-		65
Depreciation & amortization	365	24	18	B	407
Other general and administrative	3,051	359	(95)	C	3,315

Total operating expenses	6,443	835	(77)		7,201

Operating income	587	177	77		841

Interest expense	(326)	-	(41)	D	(367)
Income tax expense	-	(53)	-		(53)
Other	92	3	-		95

Net income	$353	$127	$36		$516

Net income per share:
Basic	$0.07				$0.09
Diluted	$0.06				$0.08

Weighted average shares outstanding:
Basic	5,141				5,816
Diluted	5,433				6,108

RICK'S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2006 *
(IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

	Rick's	WKC *	Pro Forma Adjustments		Pro Forma Combined

Total revenue	$24,487	$4,051	$-		$28,538

Operating expenses:
Cost of goods sold	2,915	809	-		3,724
Salaries and wages	7,082	975	-		8,057
Depreciation & amortization	1,049	95	70	B	1,214
Other general and administrative	10,450	1,443	(378)	C	11,515

Total operating expenses	21,496	3,322	(308)		24,510

Operating income	2,991	729	308		4,028

Interest expense	(1,057)	(19)	(168)	D	(1,244)
Income tax expense	-	(247)	-		(247)
Other	(181)	-	-		(181)

Net income	$1,753	$463	$140		$2,356

Net income per share:
Basic	$0.38				$0.44
Diluted	$0.35				$0.41

Weighted average shares outstanding:
Basic	4,641				5,316
Diluted	5,066				5,741

* Amounts for WKC are for the year ended December 31, 2006

RICK’S CABARET, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENT

(A)
Records the WKC and Real Property acquisition, including:  payment of $5,000,000 in cash, Promissory Note issued of $2,400,000, removal of WKC stockholder’s equity, and estimated transaction costs of $100,000.

This acquisition was accounted for as a purchase with the total consideration preliminarily allocated to the assets assumed as follows:

DESCRIPTION	AMOUNT (IN THOUSANDS)

Total consideration:
Cash	$5,000
Issuance of Promissory Note	2,400
Estimated transaction costs	100
$7,500

Allocation:
Current assets	$36
Property and equipment	3,012
Non-compete agreement	100
Sexually oriented business license	4,352
$7,500

The foregoing allocations are based on estimated fair values and are subject to adjustment. Fair values of assets acquired were determined based on management’s valuation.

In January through April 2007, RCI issued 675,000 shares of its common stock for total proceeds of $5,345,000 to provide funding for the WKC and Real Property acquisition.

RICK’S CABARET, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

(B)          Records adjustment to amortization expense to reflect increase for new basis of identifiable intangible assets including non-compete agreement and sexually oriented business license.  Non-compete agreement is amortized straight-line over a five-year life.  Sexually oriented business license is considered to have an indefinite life and is not amortized.  Also, includes straight-line depreciation expense of the acquired building over a forty-year life, excluding $500,000 allocated to the value of the land.

(C)	Records adjustment to remove rent expense and other personal expenses.

(D)	Records adjustment to interest expense to reflect interest on Rick's $2,400,000 Promissory Note arising related to the Real Property acquisition.